UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                            --------------------

                                  FORM 8-K


                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



     Date of report (Date of earliest event reported):  November 1, 2004




                       JONES LANG LASALLE INCORPORATED
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)




      Maryland                   001-13145              36-4150422
------------------------      ----------------         ---------------
(State or other juris-        (Commission File         (IRS Employer
diction of incorporation)     Number)                  Identification
                                                       No.)




     200 East Randolph Drive, Chicago, IL                       60601
    ---------------------------------------                  ----------
    (Address of Principal Executive Offices)                 (Zip Code)




Registrant's telephone number, including area code:         (312) 782-5800




                               Not Applicable
       --------------------------------------------------------------
       (Former name or former address, if changed since last report.)















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ITEM 5.02(B).  APPOINTMENT OF PRINCIPAL OFFICER

      Stanley Stec, 45, has been appointed as Senior Vice President and Global Controller of Jones Lang LaSalle Incorporated, effective November 1, 2004. In such capacity, Mr. Stec will serve as the Company's principal accounting officer and will report to Lauralee E. Martin, the Company's Chief Financial Officer.

      Since 2001, Mr. Stec has served as Vice President, Controller of CCC Information Services, Inc., a publicly traded supplier of automobile claims information and processing and communications services. During 2000, he was Vice President of Operations for Finetrics (a divine interVentures company), a provider of web-based financial applications and business services. From 1992 to 2000, Mr. Stec held various financial management positions with J.D. Edwards & Company, a publicly held developer and marketer of enterprise and supply chain computing solutions, including Senior Director of Business Development, Senior Director of Worldwide Financial Service Centers, Director of International Finance and Director of Financial Reporting and Accounting.

      Mr. Stec, who is a certified public accountant, received a Bachelor of Arts in Business from St. Xavier College and attended the Executive Program at the Kellogg Graduate School of Management.















































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


                                 SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: November 1, 2004       JONES LANG LASALLE INCORPORATED


                              By:     /s/ Lauralee E. Martin
                                      ------------------------------
                              Name:   Lauralee E. Martin

                              Title:  Executive Vice President and
                                      Chief Financial Officer




















































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